UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 16, 2006

                        VITESSE SEMICONDUCTOR CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)


                      1-31614                  77-0138960
             (Commission File Number)  (IRS Employer Identification No.)

        741 Calle Plano, Camarillo, California               93012
       (Address of principal executive offices)            (Zip Code)


        Registrant's telephone number, including area code:  (805) 388-3700

                                 Not applicable
              (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

         As noted in the Form 12b-25 filed by Vitesse Semiconductor Corporation (the "Company") on May 11, 2006 and in a press release dated April 20, 2006, the Company disclosed that it would be unable to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 by the required filing date. As a result, the Company received a Nasdaq Staff Determination on May 16, 2006 indicating that the Company failed to comply with the filing requirements for continued listing set forth in Marketplace Rule 4310(c)(14) and that its securities are therefore subject to delisting from the Nasdaq National Market. The Company anticipates that it will request and participate in a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. There can be no assurance that the Panel will grant the Company's request for continued listing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Camarillo, State of California, on May 16, 2006.

                              VITESSE SEMICONDUCTOR CORPORATION


                              By:  /s/ Christopher Gardner
                                   ---------------------------------------
                                   Christopher Gardner
                                   Acting President and Chief Executive Officer